Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Falcon Equity Investors LLC

Address of Joint Filer:	c/o Falcon Capital Acquisition Corp.
660 Madison Avenue, 12th Floor
New York, NY 10065

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Falcon Capital Acquisition Corp. [FCAC]

Date of Event Requiring Statement:
(Month/Day/Year):	09/21/2020

Name of Joint Filer:	Eagle Falcon JV Co LLC

Address of Joint Filer:	c/o Falcon Capital Acquisition Corp.
660 Madison Avenue, 12th Floor
New York, NY 10065

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Falcon Capital Acquisition Corp. [FCAC]

Date of Event Requiring Statement:
(Month/Day/Year):	09/21/2020

Name of Joint Filer:	Alan G. Mnuchin

Address of Joint Filer:	c/o Falcon Capital Acquisition Corp.
660 Madison Avenue, 12th Floor
New York, NY 10065

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer

Issuer Name and Ticker or Trading Symbol:	Falcon Capital Acquisition Corp. [FCAC]

Date of Event Requiring Statement:
(Month/Day/Year):	09/21/2020